CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated November 23, 2006 relating to the financial statements of Rohat Resources, Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

November 23, 2006	By:	/s/ DMCL
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants Vancouver, Canada